Exhibit 99.1

API Technologies Reports Fiscal Fourth Quarter and Full Year 2011 Results

ORLANDO, FL – August 26, 2011 – API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a provider of electronic systems, subsystems, RF, and secure solutions for the defense, aerospace, and commercial industries, today announced results for the fiscal fourth quarter and twelve months ended May 31, 2011. The fourth quarter results reflect the inclusion of three months of SenDEC Corp., acquired January 24, 2011, but do not include any results of Spectrum Control, acquired after the fiscal year end, on June 1, 2011.

Recent Corporate Highlights

•	Posted fiscal year revenue of $108.3 million, up 58% from fiscal 2010, primarily reflecting the SenDEC acquisition;

•

Acquired Spectrum Control, a leading designer and manufacturer of high performance, custom solutions for the defense, aerospace, industrial, and medical industries, effective June 1, 2011, after securing $170 million in debt and $134 million in two private equity placements;

•	Began trading on the NASDAQ Capital Market effective June 27, 2011;

•	Identified and began executing over $10 million in anticipated annualized cost savings at the Company;

•	Currently, the Company has backlog of $150 million as of August 14, 2011, including Spectrum Control.

“We are well-positioned with both programs and customers who will continue to demand our high technology products and services in the years to come,” said Bel Lazar, President and Chief Operating Officer of API Technologies. “The new API Technologies, incorporating API Defense, SenDEC, and Spectrum Control, brings together scale, momentum, and a strong portfolio of sole-sourced and proprietary electronic products and solutions to better serve the defense, aerospace, and industrial markets. Moreover, with pro-forma annualized revenues in excess of $350 million, we are implementing strategies to grow our business while also expanding margins and cash flow. We have already identified and begun implementation of over $10 million in anticipated annualized cost savings and synergies, while at the same time positioning API Technologies for a continuous path of improvement and increased shareholder value.”

Financial Results for the Fourth Quarter Ended May 31, 2011

API Technologies reported revenue of $28.7 million for the fiscal fourth quarter of 2011, as compared to $30.1 million for the same period in fiscal 2010, primarily due to the completion of a major program at the Company’s Windber operations during the third quarter of fiscal 2011, partially offset by additional revenue from the acquisition of SenDEC. Gross profit was $2.2 million compared to $7.9 million in the previous year’s fiscal fourth quarter; gross margin, as a percent of sales, decreased to 7.5% in the period ended May 31, 2011, versus 26.2% in the comparable period in the prior year, reflecting a change in product mix due to the inclusion of SenDEC and the impact of the transfer of certain operations to Windber.

The Company posted a net loss of $14.7 million for the fiscal fourth quarter of 2011, as compared to net income of $0.3 million in the fiscal fourth quarter of 2010. The quarter ended May 31, 2011 includes $10 million in charges related to restructuring expenses and transaction-related costs.

Financial Highlights for the Twelve Months Ended May 31, 2011

Revenue for the twelve months ended May 31, 2011 was $108.3 million, an increase of 58% versus $68.6 million reported in the prior fiscal year period. This primarily reflects the inclusion of approximately four months of SenDEC revenues and increased sales related to a full year of operations from the Company’s Windber operations, compared to approximately four months in the prior fiscal year following the asset acquisition in January, 2010. Gross profit increased to $20.2 million from $17.3 million in fiscal 2010, while gross margin, as a percent of sales, declined to 18.6% from 25.3% in the fiscal year ended May 31, 2010. The lower gross margin reflects a change in product mix and the impact of the transfer of certain operations to Windber.

The Company posted a net loss of $26.2 million for the twelve months ended May 31, 2011 versus a net loss of $9.0 million in the prior fiscal year. The 2011 fiscal year includes $18.8 million in charges related to restructuring expenses and transaction-related costs.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitechnologies.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Bel Lazar

President and Chief Operating Officer

+1-877-274-0274

investors@apitech.com

Chris Witty

Darrow Associates

+1-646-438-9385

cwitty@darrowir.com

API Technologies Corp.

Financial Results

For the year ended May 31, 2011

Consolidated Statement of Operations

	For the Three Months Ended May 31, 2011	For the Three Months Ended May 31, 2010	For the Twelve Months Ended May 31, 2011	For the Twelve Months Ended May 31, 2010
Revenue, net	$28,702,842	$30,120,464	$108,278,713	$68,550,030
Cost of revenues
Cost of revenues	25,320,171	21,658,555	86,036,414	50,564,787
Restructuring charges	1,216,278	562,836	2,066,942	636,458

Total cost of revenues	26,536,449	22,221,391	88,103,356	51,201,245

Gross profit	2,166,393	7,899,073	20,175,357	17,348,785

Operating expenses
General and administrative	8,078,554	4,635,972	18,959,575	11,980,230
Selling expenses	2,261,207	839,527	6,346,823	3,352,373
Research and development	653,432	407,959	2,389,071	2,199,855
Business acquisition and related charges	6,718,761	430,228	12,798,143	2,453,542
Restructuring charges	2,059,831	61,494	3,963,482	571,512

	19,771,785	6,375,180	44,457,094	20,557,512

Operating loss	(17,605,392)	1,523,893	(24,281,737)	(3,208,727)
Other (income) expenses, net
Interest expense, net	106,254	1,271,505	3,281,734	2,068,600
Amortization of note discounts due to debt extinguishment	—	—	2,775,918	—
Other income, net	(373,398)	(18,103)	(1,348,927)	(1,989,604)

	(267,144)	1,253,402	4,708,725	78,996

Income (loss) from continuing operations before income taxes	(17,338,248)	270,491	(28,990,462)	(3,287,723)
(Recovery) provision for income taxes	(2,690,754)	8,220	(2,677,366)	45,454

Income (loss) from continuing operations	(14,647,494)	262,271	(26,313,096)	(3,333,177)
Income (loss) from discontinued operations, net of income taxes	(17,996)	73,329	96,318	(5,681,864)

Net income (loss)	$(14,665,490)	$335,600	$(26,216,778)	$(9,015,041)

Consolidated Condensed Balance Sheets

	May 31, 2011	May 31, 2010
Assets

Current assets	$157,882,614	$51,365,241
Fixed assets, net	16,430,972	11,493,384
Fixed assets held for sale	150,000	931,075
Deferred income taxes	—	257,290
Goodwill	90,300,834	8,461,889
Intangible assets, net	8,407,302	3,160,422
Long-lived assets of discontinued operations	—	2,041,155

	$273,171,722	$77,710,456

Liabilities and Shareholders’ Equity

Current liabilities	$29,513,547	$35,820,811
Deferred income taxes	—	233,354
Long-term debt	1,931,973	22,718,609

	31,445,520	58,772,774

Shareholders’ equity	241,726,202	18,937,682

	$273,171,722	$77,710,456